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                                                                      EXHIBIT 21



                           SUBSIDIARIES OF REGISTRANT


                     The First National Bank of Long Island

       (INCORPORATED UNDER THE NATIONAL BANKING LAWS OF THE UNITED STATES)
      is a wholly owned subsidiary of The First of Long Island Corporation
                                10 Glen Head Road
                            Glen Head, New York 11545



                      The First of Long Island Agency, Inc.

             (INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK) is a wholly owned subsidiary of The First National Bank of Long Island
                                10 Glen Head Road
                            Glen Head, New York 11545